Contact:

Arthur F. Birmingham
Peapack-Gladstone Financial Corporation
T:  908-719-4308

                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                          REPORTS THIRD QUARTER RESULTS
                  NEW BRIDGEWATER BRANCH EXCEEDS DEPOSIT GROWTH
                                  EXPECTATIONS



GLADSTONE, N.J.--(BUSINESS WIRE)--November 1, 2005 - Peapack-Gladstone Financial Corporation (AMEX:PGC) reported net income for the first nine months of 2005 of $10.1 million, an increase of $111 thousand from the $10.0 million reported for the same period last year. Diluted earnings per share for the nine months ended September 30, 2005 was $1.21, an increase of 1.7 percent over the $1.19 recorded in the year ago period. These results produced a return on average assets of
1.17 percent and a return on average equity of 13.92 percent.

      Net income was $3.2 million for the third quarter of 2005, a decline of $320 thousand, or 9.1 percent as compared to the same period last year. Net income per diluted share was $0.38, a decline of 9.5 percent as compared to the $0.42 reported in the third quarter of 2004. Net income and diluted earnings per share were consistent with the second quarter of 2005.

      "The third quarter was highlighted by robust growth in both the loan portfolio and deposits," said Frank A. Kissel, Chairman and Chief Executive Officer. "Our new Bridgewater branch has generated deposits of $25 million in its first two months of operation, exceeding our expectations by a wide margin.

      "The net interest margin and the corresponding net interest income continues to be negatively impacted by a combination of an aberrant rate cycle, market pressure on loan spreads and the change in deposit funding mix towards higher cost certificates and money market accounts. While our net interest margin will likely remain under pressure in the short term, we believe the relatively short repricing term of our earning assets will yield margin expansion when the interest rate yield curve returns to more historically normal levels. We remain confident that our strategy of providing superior service will enable us to grow and expand our customer relationships and further drive our business expansion.

      "We also continue to benefit from the income diversification provided by our PGB Trust and Investments division which recorded another excellent increase in trust fee income."

EARNINGS

Net Interest Income


      In the third quarter of 2005, net interest income, on a fully tax-equivalent basis, was $9.02 million, a decline of $235 thousand or 2.5 percent over the same period last year and a decrease of $187 thousand or 2.0 percent over the second quarter of 2005. On a fully tax-equivalent basis, the net interest margin for the third quarter of 2005 was 3.18 percent as compared to 3.78 percent for the same period last year and 3.37 percent in the second quarter of 2005. These declines are primarily the result of the flattening yield curve with funding costs increasing significantly faster than yields on new loan originations. The yield on earning assets increased over the second quarter of 2005 by 12 basis points, while cost of funds increased 33 basis points. The sharp rise in funding costs was due to the raising of short-term interest rates by the Federal Reserve, competitive pricing pressure, and a change in funding mix into higher cost products.

      Average loans for the third quarter of 2005  increased  $225.0  million or
44.8 percent to $727.5 million from $502.6 million for the third quarter of 2004. In the third quarter of 2005, as compared to the third quarter of 2004, the average mortgage loan portfolio experienced growth of $202.2 million or 52.3 percent, while the average commercial loan portfolio grew $18.9 million or 23.6 percent. Most of the mortgage loan growth was in adjustable-rate residential mortgage loans, which resulted from new business initiatives and our entry into new market areas. For the third quarter of 2005, average deposits grew $122.3 million, or 14.0 percent to $995.4 million from $873.0 million for the third quarter of 2004. Contributing to deposit growth was the continued success of the Fed Tracker Money Market Account, the Fed Flyer CD and the Master Escrow Account, products that have been favorably received by our customers. Average short-term borrowings increased $24.6 million from $39.5 million in the third quarter of 2004 to $64.1 million for the third quarter of 2005. Average short-term borrowings represented 5.9 percent of total average funding during the third quarter of 2005.

Other Income

      Other income was $2.9 million for the third quarter of 2005, an increase of $464 thousand, or 18.7 percent from the $2.5 million recorded for the third quarter of 2004. Securities gains of $216 thousand and $12 thousand were recorded in the third quarters of 2005 and 2004, respectively. Income from PGB Trust and Investments was $1.9 million, an increase of $229 thousand or 13.7 percent over third quarter 2004 levels. The increased fee income is attributable to growth in client assets, which increased $154.4 million, or 9.9 percent, in market value over the third quarter of 2004.

Other Expenses

      Other expenses totaled $6.9 million for the third quarter of 2005, an increase of $719 thousand or 11.7 percent, when compared to $6.1 million for the same quarter of 2004. Salaries and benefits expense was $3.8 million for the third quarter of 2005 as compared to $3.5 million for the same quarter of 2004, increasing $305 thousand, or 8.8 percent. Normal salary increases, as well as additions to staff, branch expansion and higher group health insurance and pension plan costs accounted for the increase. Occupancy and equipment expenses increased $275 thousand or 19.4 percent to $1.7 million for the third quarter of 2005 as compared to $1.4 million for the same quarter of 2004. In the past year, occupancy and equipment expenses have grown due to the investment in two new branches. Other non-interest expense increased $139 thousand or 11.1 percent to $1.4 million for the third quarter of 2005 as compared to $1.3 million for the same quarter of 2004. The significant components of other expense include advertising, stationery and supplies, professional fees and trust division expense. Advertising expense experienced the most significant increase, $68 thousand or 61.8 percent, due to marketing campaigns for new branches and new products.

ASSET QUALITY

      At September 30, 2005, non-performing loans totaled $532 thousand or 0.07 percent of total loans as compared to $289 thousand or 0.05 percent at September 30, 2004.

      Mr. Kissel stated, "We are pleased to report that credit quality remains strong with low levels of loan delinquencies. During this period of strong loan growth, we remain committed to maintaining credit quality."

      The allowance for loan losses was $6.5 million or 0.87 percent of total loans at September 30, 2005 as compared to $5.9 million or 1.07 percent of total loans at September 30, 2004. Net recoveries of $10 thousand were recorded in the first nine months of 2005 while $65 thousand of net charge-offs were recorded in the first nine months of 2004.

CAPITAL

      At September 30, 2005, shareholders' equity totaled $98.5 million as compared with $92.7 million at September 30, 2004, an increase of $5.8 million or 6.2 percent. The Corporation's leverage ratio, tier 1 and total risk based capital ratios at September 30, 2005 were 8.67 percent, 17.05 percent and 18.16 percent, respectively.

      In accordance with the stock buy back program announced on April 15, 2005, the Corporation repurchased 16,000 shares during the third quarter of 2005 at an average price of $27.25 per share.

      Peapack-Gladstone Financial Corporation is a bank holding company with total assets of $1.22 billion as of September 30, 2005. Peapack-Gladstone Bank, its wholly owned community bank was established in 1921, and has 20 branches in Somerset, Hunterdon and Morris Counties. Its Trust Division, PGB Trust and Investments, operates at the Bank's main office located at 190 Main Street in Gladstone and at its Morristown office located at 233 South Street. To learn more about Peapack-Gladstone Financial Corporation and its services please visit our web site at www.pgbank.com or call 908-234-0700.
                      --------------

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's view of future interest income and net loans, management's confidence and strategies and management's expectations about new and existing programs and products, relationships, opportunities and market conditions. These statements may be identified by such forward-looking terminology as "expect", "look", "believe", "anticipate", "may", or similar statements or variations of such terms. Actual results may differ materially from such forward-looking statements. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated costs in connection with new branch openings, an unexpected decline in the direction of the economy in New Jersey, unexpected changes in interest rates, unexpected loan prepayment volume, a decline in levels of loan quality, development of new tax strategies or the disallowance of prior tax strategies and origination volume and a decline in the volume of increase in trust assets or deposits. Peapack-Gladstone assumes no obligation for updating any such forward-looking statements at any time.
                               (Tables to Follow)


                                 PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                  SELECTED CONSOLIDATED FINANCIAL DATA
                                                UNAUDITED
                            (Dollars in Thousands, Except Per Share Amounts)


                                            At or For The Three Months         At or For The Nine Months
                                                       Ended                             Ended
                                                   September 30,                      September 30,

                                               2005            2004               2005           2004
                                               ----            ----               ----           ----
Income Statement Data:
Interest Income                             $ 14,266        $ 11,547          $   40,324      $   32,809
Interest Expense                               5,504           2,525              13,589           6,930
                                            --------        --------          ----------      ----------
Net Interest Income                            8,762           9,022              26,735          25,879
Provision For Loan Losses                        150             150                 500             450
                                            --------        --------          ----------      ----------
Net Interest Income After
     Provision For Loan Losses                 8,612           8,872              26,235          25,429
Trust Fees                                     1,895           1,666               5,815           5,141
Other Income                                     828             797               2,484           2,262
Securities Gains                                 216              12                 551             612
Other Expenses                                 6,861           6,142              20,434          18,685
                                            --------        --------          ----------      ----------
Income Before Income Taxes                     4,690           5,205              14,651          14,759
Income Tax Expense                             1,475           1,670               4,515           4,734
                                            --------        --------          ----------      ----------
Net Income                                  $  3,215        $  3,535          $   10,136      $   10,025
                                            ========        ========          ==========      ==========

Balance Sheet Data:
Total Assets                                                                  $1,224,936      $1,055,575
Federal Funds Sold                                                                19,523           1,897
Short-Term Investments                                                               830             656
Securities Held To Maturity                                                       69,060          91,946
Securities Available For Sale                                                    316,287         351,578
Loans                                                                            752,052         546,742
Allowance For Loan Losses                                                          6,514           5,852
Deposits                                                                       1,044,077         879,872
Borrowings                                                                        77,133          75,308
Shareholders' Equity                                                              98,474          92,686

Trust Division Assets
     (Market Value, Not
        Included Above)                                                       $1,715,283      $1,560,904

Performance Ratios:
Return on Average Assets                        1.08%           1.37%               1.17%           1.34%
Return on Average Equity                       13.00           16.00               13.92           15.29



                            PEAPACK-GLADSTONE FINANCIAL CORPORATION
                             SELECTED CONSOLIDATED FINANCIAL DATA
                                           UNAUDITED
                          (Dollars in Thousands, Except Per Share Amounts)

                                       At or For The Three Months          At or For The Nine Months
                                                 Ended                              Ended
                                             September 30,                       September 30,

                                         2005           2004                 2005             2004
                                         ----           ----                 ----             ----
Net Interest Margin
    (Taxable Equivalent Basis)           3.18%          3.78%                3.36%            3.78%

Asset Quality:
Loans past due over 90 days
     And Still Accruing                $              $                   $   192          $   188
Non-Accrual Loans                                                             340              101
Net Recoveries/(Charge-Offs)               (2)            (4)                  10              (65)
Allowance For Loan Losses
    To Total Loans                                                           0.87%            1.07%

Per Share Data: (1)
Earnings Per Share (Basic)             $ 0.39         $ 0.43               $ 1.22          $  1.22
Earnings Per Share (Diluted)             0.38           0.42                 1.21             1.19
Book Value Per Share                                                        11.88            11.28
Dividends Per Share                                                          0.36             0.31

Capital Adequacy:
Tier I Leverage                                                              8.67%            9.08%
Tier I Capital to Risk-
  Weighted Assets                                                           17.05            19.59
Tier I & II Capital to
    Risk-Weighted Assets                                                    18.16            20.86



                                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                              AVERAGE BALANCE SHEET
                                                    UNAUDITED
                                                 QUARTERS ENDED
                                  (Tax-Equivalent Basis, Dollars in Thousands)


                                             September 30, 2005                          September 30, 2004
                                  Average          Income/                   Average          Income/
                                  Balance          Expense       Yield       Balance          Expense     Yield
                                  -------          -------       -----       -------          -------     -----
ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                $  350,342         $ 3,567        4.07%    $  427,945          $ 4,061      3.80%
     Tax-Exempt (1) (2)             52,334             638        4.88         46,753              582      4.98
   Loans (2) (3)                   727,517          10,291        5.66        502,552            7,133      5.68
   Federal Funds Sold                2,670              23        3.40          1,475                5      1.36
   Interest-Earning Deposits         1,014               8        3.18            715                2      1.12
                                ----------         -------------------     ----------          -----------------
   Total Interest-Earning
     Assets                      1,133,877         $14,527        5.12%       979,440          $11,783      4.81%
                                ----------         -------------------     ----------          -----------------
Noninterest-Earning Assets:
   Cash and Due from Banks          21,171                                     19,969
   Allowance for Loan
     Losses                         (6,367)                                    (5,769)
   Premises and Equipment           21,606                                     18,242
   Other Assets                     24,697                                     23,407
                                ----------                                 ----------
   Total Noninterest-Earning
     Assets                         61,107                                     55,849
                                ----------                                 ----------
Total Assets                    $1,194,984                                 $1,035,289
                                ==========                                 ==========

LIABILITIES:
Interest-Bearing Deposits
   Checking                     $  196,156         $   674        1.37%    $  165,293          $   279      0.68%
   Money Markets                   154,565           1,124        2.91         66,220              117      0.71
   Tiered Money Markets             95,849             363        1.51        155,854              367      0.94
   Savings                          98,657             172        0.70        109,557              169      0.62
   Certificates of Deposit         277,733           2,307        3.32        218,611            1,183      2.16
                                ----------         -------------------     ----------          -----------------
     Total Interest-Bearing
       Deposits                    822,960           4,640        2.26        715,535            2,115      1.18
   Borrowings                       96,398             864        3.59         68,474              410      2.40
                                ----------         -------------------     ----------          -----------------
   Total Interest-Bearing
      Liabilities                  919,358           5,504        2.39        784,009            2,525      1.29
                                ----------         -------------------     ----------          -----------------
Noninterest Bearing
     Liabilities
   Demand Deposits                 172,421                                    157,508
   Accrued Expenses and
     Other Liabilities               4,287                                      5,409
                                ----------                                 ----------
   Total Noninterest-Bearing
     Liabilities                   176,708                                    162,917
Shareholders' Equity                98,918                                     88,363
                                ----------                                 ----------
   Total Liabilities and
     Shareholders' Equity       $1,194,984                                 $1,035,289
                                ==========                                 ==========
   Net Interest Income                             $ 9,023                                     $ 9,258
                                                   =======                                     =======
     Net Interest Spread                                          2.73%                                     3.52%
                                                                  ====                                      ====
     Net Interest Margin (4)                                      3.18%                                     3.78%
                                                                  ====                                      ====



                                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                                              AVERAGE BALANCE SHEET
                                                    UNAUDITED
                                                 QUARTERS ENDED
                                  (Tax-Equivalent Basis, Dollars in Thousands)


                                                        September 30, 2005                    June 30, 2005
                                              Average         Income/               Average       Income/
                                              Balance         Expense    Yield      Balance       Expense      Yield
                                              -------         -------    -----      -------       -------      -----
ASSETS:

Interest-Earning Assets:
   Investments:
     Taxable (1)                           $  350,342        $  3,567     4.07%    $  385,908       $ 3,891     4.03%
     Tax-Exempt (1) (2)                        52,334             638     4.88         55,881           655     4.69
   Loans (2) (3)                              727,517          10,291     5.66        649,733         9,101     5.60
   Federal Funds Sold                           2,670              23     3.40          1,719            12     2.90
   Interest-Earning Deposits                    1,014               8     3.18            776             6     3.02
                                           ----------        -----------------     ----------       ----------------
   Total Interest-Earning Assets            1,133,877        $ 14,527     5.12%     1,094,017       $13,665     5.00%
                                           ----------        -----------------     ----------       ----------------
Noninterest-Earning Assets:
   Cash and Due from Banks                     21,171                                  21,641
   Allowance for Loan Losses                   (6,367)                                 (6,166)
   Premises and Equipment                      21,606                                  21,155
   Other Assets                                24,697                                  23,703
                                           ----------                              ----------
   Total Noninterest-Earning Assets            61,107                                  60,333
                                           ----------                              ----------
Total Assets                               $1,194,984                              $1,154,350
                                           ==========                              ==========

LIABILITIES:

Interest-Bearing Deposits
   Checking                                  $196,156        $    674     1.37%    $  205,237       $   609     1.19%
   Money Markets                              154,565           1,124     2.91        130,355           789     2.42
   Tiered Money Markets                        95,849             363     1.51        103,468           375     1.45
   Savings                                     98,657             172     0.70        101,952           177     0.69
   Certificates of Deposit                    277,733           2,307     3.32        259,392         1,895     2.92
                                           ----------        -----------------     ----------       ----------------
     Total Interest-Bearing Deposits          822,960           4,640     2.26        800,404         3,845     1.92
   Borrowings                                  96,398             864     3.59         74,668           610     3.27
                                           ----------        -----------------     ----------       ----------------
   Total Interest-Bearing Liabilities         919,358           5,504     2.39        875,072         4,455     2.04
                                           ----------        -----------------     ----------       ----------------
Noninterest Bearing
     Liabilities
   Demand Deposits                            172,421                                 177,270
   Accrued Expenses and
     Other Liabilities                          4,287                                   5,297
                                           ----------                              ----------
   Total Noninterest-Bearing
     Liabilities                              176,708                                 182,567
Shareholders' Equity                           98,918                                  96,711
                                           ----------                              ----------
   Total Liabilities and
     Shareholders' Equity                  $1,194,984                              $1,154,350
                                           ==========                              ==========
   Net Interest Income
       (tax-equivalent basis)                   9,023                                   9,210
                                           ==========                              ==========
     Net Interest Spread                                                  2.73%                                 2.96%
                                                                          ====                                  ====
     Net Interest Margin (4)                                              3.18%                                 3.37%
                                                                          ====                                  ====



                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                              AVERAGE BALANCE SHEET
                                    UNAUDITED
                                  YEAR-TO-DATE
                  (Tax-Equivalent Basis, Dollars in Thousands)


                                                      September 30, 2005                     September 30, 2004
                                           Average           Income/                 Average         Income/
                                           Balance           Expense     Yield       Balance         Expense   Yield
                                           -------           -------     -----       -------         -------   -----

ASSETS:
Interest-Earning Assets:
   Investments:
     Taxable (1)                          $   379,263        $ 11,461     4.03%      $ 429,385       $ 12,234   3.80%
     Tax-Exempt (1) (2)                        53,321           1,898     4.75          42,018          1,606   5.09
   Loans (2) (3)                              657,264          27,672     5.61         457,791         19,561   5.70
   Federal Funds Sold                           2,057              46     2.97           5,841             43   0.98
   Interest-Earning Deposits                      806              17     2.87           1,905             15   1.05
                                          -----------        -----------------       ---------       ----------------
   Total Interest-Earning
     Assets                                 1,092,711        $ 41,094     5.01%        936,940       $ 33,459   4.76%
                                          -----------        -----------------       ---------       ----------------
Noninterest-Earning Assets:
   Cash and Due from Banks                     21,260                                   19,483
   Allowance for Loan
     Losses                                    (6,188)                                  (5,640)
   Premises and Equipment                      20,984                                   17,255
   Other Assets                                24,534                                   25,825
                                          -----------                                ---------
   Total Noninterest-Earning
     Assets                                    60,590                                   56,923
                                          -----------                                ---------
Total Assets                              $ 1,153,301                                $ 993,863
                                          ===========                                =========

LIABILITIES:
Interest-Bearing Deposits
   Checking                               $   200,727        $  1,811     1.20%      $ 153,285       $    629   0.55%
   Money Markets                              130,224           2,348     2.40          65,926            311   0.63
   Tiered Money Markets                       107,292           1,153     1.43         148,167          1,013   0.91
   Savings                                    102,077             530     0.69         106,393            493   0.62
   Certificates of Deposit                    263,072           5,835     2.96         221,711          3,531   2.12
                                          -----------        -----------------       ---------       ---------------
     Total Interest-Bearing
       Deposits                               803,392          11,677     1.94         695,482          5,977   1.15
   Borrowings                                  76,013           1,912     3.35          48,017            953   2.64
                                          -----------        -----------------       ---------       ---------------
   Total Interest-Bearing
      Liabilities                             879,405          13,589     2.06         743,499          6,930   1.24
                                          -----------        -----------------       ---------       ---------------
Noninterest Bearing
     Liabilities
   Demand Deposits                            172,033                                  156,740
   Accrued Expenses and
     Other Liabilities                          4,806                                    6,188
                                          -----------                                ---------
   Total Noninterest-Bearing
     Liabilities                              176,839                                  162,928
Shareholders' Equity                           97,057                                   87,436
                                          -----------                                ---------
   Total Liabilities and
     Shareholders' Equity                 $ 1,153,301                                $ 993,863
                                          ===========                                =========
   Net Interest Income                                       $ 27,505                                $ 26,529
                                                             ========                                ========
     Net Interest Spread                                                  2.95%                                 3.52%
                                                                         =====                                 =====
     Net Interest Margin                                                  3.36%                                 3.78%
                                                                         =====                                 =====



(1) Average balances for available-for sale securities are based on amortized cost.

(2) Interest income is presented on a tax-equivalent basis using a 35 percent federal tax rate.

(3)   Loans are stated net of unearned income and include non-accrual loans.

(4) Net interest income on a tax-equivalent basis as a percentage of total average interest-earning assets.